EXHIBIT 99.1

HEICO Corporation Reports Strong Fiscal 2008 First Quarter Results

Net Income Up 27 Percent and Operating Income Up 36 Percent on 18 Percent Increase in Net Sales; Fiscal 2008 Targets Raised

HOLLYWOOD, Fla. and MIAMI, Feb. 28, 2008 (PRIME NEWSWIRE) -- HEICO Corporation (NYSE:HEI-A) (NYSE:HEI) today reported that net income increased 27% to $10,086,000, or 37 cents per diluted share, for the first quarter of fiscal 2008 from $7,921,000, or 30 cents per diluted share, for the first quarter of fiscal 2007.

Operating income increased 36% to $23,230,000 for the first quarter of fiscal 2008 from $17,140,000 for the first quarter of fiscal 2007.

Net sales increased 18% to $134,287,000 for the first quarter of fiscal 2008 from $113,684,000 for the first quarter of fiscal 2007.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) receives 1/10 vote per share and the Common Stock (HEI) receives one vote per share.)

Laurans A. Mendelson, HEICO's Chairman, President & Chief Executive Officer, remarked, "We are pleased to report increased sales in each of our two business segments reflecting both organic growth and growth through acquiring profitable, well-managed businesses. Our Flight Support Group reported strong net sales of $102.3 million, up 16% over the first quarter of fiscal 2007. The sales growth within the Flight Support Group reflects organic growth approximating 12%, as well as recent strategic acquisitions. Our Electronic Technologies Group also reported strong net sales of $31.9 million, up 25% over the first quarter of fiscal 2007, reflecting organic growth approximating 14%, as well as strategic acquisitions completed in the second half of fiscal 2007.

Operating income of our Flight Support Group increased 31% to a record $18.9 million for the first quarter of fiscal 2008, up from $14.4 million for the first quarter of fiscal 2007. Operating margins of the Flight Support Group were 18.5% in the first quarter of fiscal 2008 versus 16.4% for the first quarter of fiscal 2007, reflecting a favorable product mix.

Operating income of our Electronic Technologies Group totaled $7.2 million for the first quarter of fiscal 2008, up from $5.8 million for the first quarter of fiscal 2007. Operating margins of the Electronic Technologies Group were 22.5% for the first quarter of fiscal 2008 and the first quarter of fiscal 2007. We continue to target Electronic Technologies Group operating margins in the 25% to 27% range for the full fiscal 2008 year.

Our consolidated operating margin improved to 17.3% for the first quarter of fiscal 2008 from 15.1% for the first quarter of fiscal 2007, principally as a result of increased gross profit margins reflecting the favorable product mix within the Flight Support Group.

Cash flow from operating activities for the first three months of fiscal 2008 totaled $9.8 million, up from $3.1 million for the first three months of 2007. We continue to target fiscal 2008 cash flow from operating activities to approximate $70 million and our capital expenditures for fiscal 2008 should approximate $16 to $18 million.

Based on current market conditions, we are raising our targeted fiscal 2008 net sales to a range of $577 to $581 million, operating income to a range of $102 to $104 million and diluted net income per share to a range of $1.74 to $1.77. These targets exclude the impact of additional acquisitions, if any.

As we look to the balance of fiscal 2008 and beyond, we continue to believe our commitment to develop new products and services, increasing product demand from our customers, our strong financial position and our ability to identify select acquisition opportunities provide the foundation for continued growth in sales and earnings. We further believe the long-term prospects of the commercial airline industry remain strong.

As previously announced, HEICO will hold a conference call on Friday, February 29, 2008 at 9:00 a.m. Eastern Standard Time to discuss its first quarter results. Individuals wishing to participate in the conference call should dial: U.S. (877) 366-0713, Canada (866) 627-1653 or International (302) 607-2000, wait for the conference operator and provide the operator with the "Verbal" Passcode/Conference ID VM66034 (or "8666034"). A digital replay will be available two hours after the completion of the conference for 14 days. To access, dial: U.S. (800) 355-2355 or Canada/International (402) 220-2946 and enter the Playback Passcode/Conference ID 66034#.

There are currently approximately 15.7 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 10.6 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO's two classes of common stock on most web sites are HEI.A and HEI. However, some web sites change HEICO's Class A Common Stock stock symbol (HEI.A) to HEI/A or HEIa.

HEICO Corporation is engaged primarily in certain niche segments of the aviation, defense, space and electronics industries through its Hollywood, FL-based HEICO Aerospace Holdings Corp. subsidiary and its Miami, FL-based HEICO Electronic Technologies Corp. subsidiary. HEICO's customers include a majority of the world's airlines and airmotives as well as numerous defense and space contractors and military agencies worldwide in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our web site at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including, but not limited to: lower demand for commercial air travel or airline fleet changes, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers, or competition from existing and new competitors, which could reduce our sales; HEICO's ability to introduce new products and product pricing levels, which could reduce our sales or sales growth; HEICO's ability to make acquisitions and achieve operating synergies from acquired businesses, customer credit risk, interest rates and economic conditions within and outside of the aviation, defense, space and electronics industries, which could negatively impact our costs and revenues; and HEICO's ability to maintain effective internal controls, which could adversely affect our business and the market price of our common stock. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

                                              Three Months Ended
                                                  January 31,
                                         ---------------------------
                                             2008           2007
                                         ------------   ------------
 Net sales                               $134,287,000   $113,684,000
 Cost of sales                             87,458,000     76,196,000
 Selling, general and administrative
  expenses                                 23,599,000     20,348,000
                                         ------------   ------------
 Operating income                          23,230,000     17,140,000
 Interest expense                            (862,000)      (849,000)
 Interest and other (expense) income         (116,000)       184,000
                                         ------------   ------------
 Income before income taxes and minority
  interests                                22,252,000     16,475,000
 Income tax expense                         7,580,000      4,988,000
                                         ------------   ------------
 Income before minority interests          14,672,000     11,487,000
 Minority interests' share of income        4,586,000      3,566,000
                                         ------------   ------------
 Net income                              $ 10,086,000   $  7,921,000(a)
                                         ============   ============

 Net income per share:
  Basic                                          $.39           $.31
  Diluted                                        $.37           $.30

 Weighted average number of common shares
  outstanding:
  Basic                                    26,184,631     25,482,633
  Diluted                                  27,209,157     26,811,861

                                             Three Months Ended
                                                  January 31,
                                         ---------------------------
                                             2008           2007
                                         ------------   ------------
 Operating segment information:
  Net sales:
   Flight Support Group                  $102,349,000   $ 88,075,000
   Electronic Technologies Group           31,938,000     25,609,000
   Intersegment sales                              --             --
                                         ------------   ------------
                                         $134,287,000   $113,684,000
                                         ============   ============

  Operating income:
   Flight Support Group                  $ 18,946,000   $ 14,425,000
   Electronic Technologies Group            7,177,000      5,764,000
   Other, primarily corporate              (2,893,000)    (3,049,000)
                                         ------------   ------------
                                         $ 23,230,000   $ 17,140,000
                                         ============   ============

HEICO CORPORATION
Footnote to Condensed Consolidated Statements of Operations (Unaudited)

 ------------------
 (a) Fiscal 2007 net income reflects the benefit of a tax credit
     (net of related expenses) for qualified research and development activities recognized for the full fiscal 2006 year pursuant to the retroactive extension in December 2006 of Section 41, "Credit for Increasing Research Activities," of the Internal Revenue Code,
     which increased net income for the first quarter ended of
     fiscal 2007 by $332,000, or $.01 per diluted share.

 HEICO CORPORATION
 Condensed Consolidated Balance Sheets (Unaudited)

                                          January 31,      October 31,
                                             2008             2007
                                         ------------     ------------
 Cash and cash equivalents               $ 12,595,000     $  4,947,000
 Accounts receivable, net                  74,518,000       82,399,000
 Inventories, net                         117,866,000      115,770,000
 Prepaid expenses and other current
  assets                                   21,121,000       14,692,000
                                         ------------     ------------
     Total current assets                 226,100,000      217,808,000
 Property, plant and equipment, net        56,512,000       55,554,000
 Goodwill                                 313,146,000      310,502,000
 Other assets                              52,589,000       47,438,000
                                         ------------     ------------
     Total assets                        $648,347,000     $631,302,000
                                         ============     ============

 Current maturities of long-term debt    $  2,193,000     $  2,187,000
 Other current liabilities                 62,752,000       85,151,000
                                         ------------     ------------
     Total current liabilities             64,945,000       87,338,000
 Long-term debt, net of current
  maturities                               64,666,000       53,765,000
 Deferred income taxes                     36,184,000       35,296,000
 Other non-current liabilities             21,270,000       10,364,000
                                         ------------     ------------
     Total liabilities                    187,065,000      186,763,000
 Minority interests in consolidated
  subsidiaries                             76,029,000       72,938,000
 Shareholders' equity                     385,253,000(a)   371,601,000
                                         ------------     ------------
     Total liabilities and shareholders'
      equity                             $648,347,000     $631,302,000
                                         ============     ============

 Footnote to Condensed Consolidated Balance Sheets (Unaudited)

 ------------------
 (a) Effective November 1, 2007, the Company adopted Financial
     Accounting Standards Board ("FASB") Interpretation No. 48
     ("FIN 48"), "Accounting for Uncertainty in Income Taxes -
     an interpretation of FASB Statement No. 109."  As a result of adopting the provisions of FIN 48, the Company recognized a cumulative effect adjustment that decreased retained earnings as of the beginning of fiscal 2008 by $639,000.

 HEICO CORPORATION
 Condensed Consolidated Statements of Cash Flows (Unaudited)

                                              Three Months Ended
                                                   January 31,
                                         ------------------------------
                                             2008             2007
                                         -------------    -------------
 Operating Activities:
   Net income                            $ 10,086,000     $  7,921,000
   Depreciation and amortization            3,539,000        2,945,000
   Deferred income tax provision              856,000       (1,502,000)
   Minority interests' share of income      4,586,000        3,566,000
   Tax benefit from stock option
    exercises                               6,285,000        6,885,000
   Excess tax benefit from stock option
    exercises                              (4,350,000)      (5,271,000)
   Stock option compensation expense           85,000          258,000
   Decrease (increase) in accounts
    receivable                              9,436,000       (1,329,000)
   Increase in inventories                   (777,000)      (2,131,000)
   Decrease in current liabilities        (18,789,000)      (6,052,000)
   Other                                   (1,113,000)      (2,189,000)
                                         -------------    -------------
       Net cash provided by operating
        activities                          9,844,000        3,101,000
                                         -------------    -------------

 Investing Activities:
   Acquisitions and related costs, net
    of cash acquired                      (12,190,000)      (8,385,000)
   Capital expenditures                    (2,812,000)      (2,666,000)
   Other                                       78,000           72,000
                                         -------------    -------------
       Net cash used in investing
        activities                        (14,924,000)     (10,979,000)
                                         -------------    -------------
 Financing Activities:
   Borrowings on revolving credit
    facility, net                          11,000,000        5,000,000
   Cash dividends paid                     (1,312,000)      (1,022,000)
   Proceeds from stock option exercises       824,000          664,000
   Excess tax benefit from stock option
    exercises                               4,350,000        5,271,000
   Distributions to minority interest
    owners                                 (2,000,000)      (1,164,000)
   Other                                      (20,000)         (39,000)
                                         -------------    -------------
       Net cash provided by financing
        activities                         12,842,000        8,710,000
                                         -------------    -------------

 Effect of exchange rate changes on cash     (114,000)          12,000
                                         -------------    -------------

 Net increase in cash and cash
  equivalents                               7,648,000          844,000
 Cash and cash equivalents at beginning
  of year                                   4,947,000        4,999,000
                                         -------------    -------------
 Cash and cash equivalents at end of
  period                                 $ 12,595,000     $  5,843,000
                                         =============    =============

CONTACT:  HEICO Corporation
          Thomas S. Irwin
            (954) 987-4000 ext. 7560
          Victor H. Mendelson
            (305) 374-1745 ext. 7590